EXHIBIT 5.1


HUGHES HUBBARD & REED & LLP                          350 South Grand Avenue
---------------------------                          Los Angeles, CA  90071-3442
                                                     Telephone:  213 613-2800
                                                     Facsimile:  213-613-2950



                                            July 3, 2003



15036.0100



Factory 2-U Stores, Inc.
4000 Ruffin Road
San Diego, California  92121

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:


     We have examined the Registration Statement on Form S-3 (File No. 333-105011) under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it was filed by Factory 2-U Stores, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on May 5, 2003 and Amendment No. 1 to the Registration Statement as filed with the Commission on the date hereof (the "Registration Statement") in connection with the sale from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders") of up to 2,590,379 shares of common stock, $.01 par value, of the Company (the "Shares"). Of the Shares, 2,515,379 were issued in connection with the Subscription Agreements dated on or around March 6, 2003 (the "Subscription Agreements") and 75,000 will be issuable upon exercise of a warrant (the "Warrant Shares") dated March 6, 2003 (the "Warrant").


     In connection with our opinion expressed below, we have examined originals or copies certified to our satisfaction of such agreements, documents, certificates and other statements of government officials and corporate officers of the Company and such other papers as we have deemed relevant and necessary as a basis for such opinion. As to certain facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and of officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     In connection with our opinions expressed below, we have assumed that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) the full consideration stated in the Subscription Agreements pursuant to which the issued and outstanding Shares were purchased was paid for each Share, (iii) the Warrant Shares will be issued in accordance with the terms of the Warrant and the resolutions authorizing the



47, Avenue Georges  Mandel   1775 I Street, N.W.   35o South Grand Avenue   2o1 South  Biscayne Boulevard
75116 Paris, France          Washington,  D.C.     Los Angeles, CA          Miami, FL
(33) (1) 44.o5.8o.oo         2ooo6-24o1            9oo71-3442               33131-4332
                             2o2-721-46oo          213-613-28oo             3o5-358-1666

issuance of the Warrant, (iv) appropriate certificates evidencing the issued and outstanding Shares were executed and delivered by the Company, (v) appropriate certificates evidencing the Warrant Shares will be executed and delivered by the Company upon their issuance and (vi) compliance with all applicable securities laws.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, it is our opinion that the Shares, when sold by the respective Selling Stockholders, will be legally and validly issued, fully paid and non-assessable.


     The opinion expressed above is limited to questions arising under the Federal securities laws of the United States and the General Corporate Law of the State of Delaware including the statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.


     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                            Very truly yours,



                                            HUGHES HUBBARD & REED LLP